FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   April 25, 2000

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)

Item 5.   Other Events.

     The Company today issued a press release which reported the outcome of the dissenter's valuation action concerning the North Carolina Motor Speedway
(NCMS) acquisition by Penske Motorsports, Inc. (PMI)in 1997.

     Jurors found that dissenting shareholders were entitled to $23.47 per share, an amount $3.86 to $6.70 higher than the original consideration. The Company's wholly-owned subsidiary, 88 Corp., which merged with PMI in 1999, is financially responsible for the payment.

     Shareholders who held approximately 30 percent of the NCMS shares outstanding prior to the acquisition will receive the difference between the amount originally paid -- $19.61 per share or $16.77 per share -- and the amount determined by the court. Consideration will be made as instructed by the court.

     The Company intends to account for the payment as a charge to earnings of approximately $5 million or $0.09 per share in the current fiscal quarter.


Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit
     Number    Description of Exhibit                  Filing Status

1.   (99.1)    Press Release                         filed herewith



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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL SPEEDWAY CORPORATION
                                             (Registrant)

Date:   4/25/2000                     /s/ Susan G. Schandel
     _____________             __________________________________
                                Susan G. Schandel, Vice President
                                  & Chief Financial Officer